                                                                   EXHIBIT 3.5


                        OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                           CERTIFICATE OF TRANSCRIPT


     I, the undersigned Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office, of which it purports to be a copy, and that the same is a full, true and correct copy of:


     CERTIFICATE OF INCORPORATION

     AND ALL AMENDMENTS THERETO

     OF

     CHP CORPORATION
     (FORMERLY:  CALIFORNIA HEAT PUMP COMPANY)



                         In testimony whereof, I have hereto set my hand and affixed the Great Seal of the State of Oklahoma at the City of Oklahoma City this 14th, day of November, 1997.


                         ______________________________________
                         Secretary of State


                         By: __________________________________

                        OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                          CERTIFICATE OF INCORPORATION


To all to Whom these Presents shall Come, Greetings:

     WHEREAS, Articles of Incorporation duly signed and verified of

                          CALIFORNIA HEAT PUMP COMPANY
--------------------------------------------------------------------------------

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                         Filed in the City of Oklahoma City this 15/th/ day of November , A.D. 1979.


                         ______________________________________
                         Secretary of State



                         By: __________________________________

                           ARTICLES OF INCORPORATION
                                       OF
                          CALIFORNIA HEAT PUMP COMPANY


TO THE SECRETARY OF STATE
STATE OF OKLAHOMA:

     We the undersigned incorporators, whose names and addresses are shown below, being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

     1.   The name of this Corporation is;
                          CALIFORNIA HEAT PUMP COMPANY

     2. The address of its registered office in the State of Oklahoma is 16 South Pennsylvania, Oklahoma City, County of Oklahoma, and the name of its registered agent is Irwin H. Steinhorn, 16 South Pennsylvania, Oklahoma City, Oklahoma.

     3.   The duration of the Corporation is perpetual.

     4.   The objects and purposes for which the Corporation is formed are:

          (a) To carry on the business of distributors, wholesalers, or agents, to buy, sell and deal in, at wholesale or retail, merchandise, goods, wares, and commodities of every sort, kind or description, and to carry on any other business, whether manufacturing or otherwise, which can be conveniently carried on with any of the objects of this Corporation.

          (b) To engage in the transportation of property by motor vehicle; to engage in the general transportation and communication business and to buy, sell, lease, own, or operate other motor carriers, broadcasting stations, and facilities; to buy, sell, lease, own, or operate terminals and warehouses and engage in warehousing business; to buy, sell, deal and engage in the sale of motor vehicles and parts.

          (c) To make and purchase materials for the construction of buildings; to erect buildings; to own, manage, operate, lease and sell buildings; to conduct and carry on the business of builders for the purpose of building, repairing or doing any other work in connection with any and all classes of buildings and improvements, including the location laying out and constructing of roads, avenues, sewers, bridges, well, and generally all classes of buildings, erections and works, both public and private, or integral parts thereof.

          (d) To purchase, take, own, hold, deal in, mortgage or otherwise encumber and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property; to acquire lands for the purpose of prospecting for and obtaining oil, gas and other minerals; to drill oil wells, and to acquire drilling rigs or other machinery necessary to such purposes; and to produce and market oil and other minerals.

          (e) To enter into partnership or other arrangement for sharing profits or cooperate with any entity carrying on any business capable of being conducted so as to benefit this Corporation; to acquire the assets and assume the liabilities of any entity; to pay for the same in cash, stock or otherwise; to hold or dispose of the property so purchased; and to conduct any business so acquired.

          (f) To finance, borrow and lend money and to negotiate loans; to purchase, finance, draw, accept and endorse notes, accounts receivable, bonds, stocks, debentures and other securities; to subscribe for, acquire, hold and dispose of in any manner shares of stock, bonds, accounts, accounts receivable and other securities of any government, person or corporation.

          (g) To purchase or otherwise acquire, apply for, register, hold, use, assign, sell or in any manner dispose of and to grant licenses, franchises, or other rights in, and in any manner deal with, patents, inventions, improvements, processes, formulas, trademarks, trade names, copyrights or otherwise.

          (h) To have one or more office and to conduct any or all of its operations and business and to promote its objects within or without the State of Oklahoma, without restriction as to place or amount.

          (i) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or jointly with natural persons or any legal entity.

          (j) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

          The foregoing shall be construed both as objects and powers, and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this Corporation by the laws of the State of Oklahoma.

     5. All of the shares to be issued by the Corporation shall be of one class, that is, Voting Common Stock, of a par value of $10.00 per share. The aggregate number of shares which the Corporation shall have the authority to allot is 50 shares.

     6. The amount of stated capital with which this Corporation will begin business is $500.00, which has been fully paid in.

     7. The number of shares to be allotted by this Corporation before it begins business, and the consideration received by the Corporation therefore, are:

                    Number of    Consideration
                     Shares         Received
                     ------         --------

                       50            $500.00

     8. The number of directors of this Corporation shall be as specified in the By-Laws, and such number may from time to time be increased or decreased under the By-Laws or any amendment or change thereof provided the number of directors of the Corporation shall not be less than three. The number of directors to be elected at the first meeting of the shareholders is three. Directors and officers need not be shareholders. In case of vacancies in the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders.

     9. No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected by the fact that any of the directors of the Corporation __________________________________.

     A majority of the stock issued and outstanding of this Corporation having voting power may in the By-Laws confer power additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

     11. No shareholder of this Corporation shall have any pre-emptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of this Corporation, authorized, issued or sold.

     Signed at Oklahoma City, Oklahoma this 5th day November, 1979.

__________________________________     _______________________________________
Irwin H. Steinhorn                     Tony M. Shelby
16 South Pennsylvania                  16 South Pennsylvania
Oklahoma City, Oklahoma                Oklahoma City, Oklahoma

STATE OF OKLAHOMA   )
                    )  SS.
COUNTY OF OKLAHOMA  )

     Before me, the undersigned, a Notary Public in and for said county and State, personally appeared the above named incorporators, to me known to be the identical persons who executed the foregoing Articles of Incorporation, and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth, on this 5th day of November, 1979.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                        _____________________________________
                                        Notary Public

My Commission Expires:

_________________

                        AFFIDAVIT AS TO PAID IN CAPITAL
                        -------------------------------
                         (California Heat Pump Company)



STATE OF OKLAHOMA   )
                    )  SS.
COUNTY OF OKLAHOMA  )

     The undersigned, of lawful age, being first duly sworn, each for himself, deposes and says:

     That they are the incorporators of the above named proposed Corporation, and that the amount of stated capital with which said Corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid in.


_________________________________            __________________________________
Irwin H. Steinhorn                           Tony M. Shelby


                            _____________________________
                            Mary M. Phillips


     Subscribed and sworn to before me this 5th day of November, 1979.


                                             __________________________________
                                             Notary Public

My Commission Expires:

________________________________

                AMENDED ARTICLES OF INCORPORATION                  FEE:  $25.00
                ---------------------------------                     (Minimum)

PLEASE NOTE: This form must be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of Twenty-five Thousand Dollars ($25,000.00) the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned,          Address           City and State
--------------------------------------------------------------------
Jack E. Golsen          16 So. Pennsylvania    Okla. City, OK 73107
--------------------------------------------------------------------
David R. Goss           16 So. Pennsylvania    Okla. City, OK 73107
--------------------------------------------------------------------
Barry H. Golsen         5000 S.W. 7/th/        Okla. City, OK 73125
--------------------------------------------------------------------

being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the "Business Corporation Act" of the State of Oklahoma, do hereby execute and submit the following amended Articles of Incorporation.

(1)  The name of the corporation is changed from California Heat Pump Company to
                                    --------------------------------------------
     CHP Corporation
     ---------------------------------------------------------------------------
(If the corporate name is changed, please show the former name also).


(2)  A.   No Change, As Filed   X
                               ---
B. As Amended - The address of the registered office in Oklahoma is __________________________________, City of _____________, and the name of the registered agent at such address is _____________________________ .

(3)  A.   No Change, As Filed  X
                              ---
B.   As Amended - The duration of the corporation is ____________________ years.

(4)  A.   No Change, As Filed  X
                              ---
B. As Amended - The purpose or purposes for which the corporation is formed are:



(5)  A.   No Change, As filed  X
                              ---
B. As Amended - The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

CLASS          SERIES         NUMBER OF SHARES         PAR VALUE - NO PAR VALUE
-----          ------         ----------------         ------------------------

(6)  A.   No Change, As filed  X
                              ---
B. As Amended - The amount of stated capital with which the corporation shall have is $___________, which has been fully paid in (must be at least $500).

(7)  A.   No Change, As filed   X
                               ---
B. As Amended - The number and class of shares to be allotted by the corporation consideration to be received therefor are:

CLASS               SERIES         NUMBER OF SHARES     PAR VALUE - NO PAR VALUE
-----               ------         ----------------     ------------------------


(8)  A.   No Change, As filed  X
                              ---
B.   As Amended - The number of directors is ________________ .

PLEASE COMPLETE ONE OF THE FOLLOWING, (9) (10) or (11), depending upon the
------------------------------------
method of execution of the amended Articles of Incorporation.

(9) IF SUCH AMENDMENT BE BY THE CORPORATION UPON THE APPROVAL OF THE SHAREHOLDERS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:
(a) Such amendment was proposed by a resolution of the Board of Directors on the ____ day of ________________, 19____.
(b) The amendment was adopted by a vote of the shareholders in accordance with the provisions of 18 O.S. 1971, (S) 1.153.
(c) The meeting of the shareholders of the corporation at which the amendment was adopted was held at ________________________________________________________
(d) Notice of the meeting was given by _______________________________ for a period of ______________________________________________________________________
(e)  The class and number of shares voted for and against such amendment was:

CLASS          NUMBER OF SHARES         VOTED FOR      VOTED AGAINST
-----          ----------------         ---------      -------------


(Corporate Seal)                             ___________________________________
                                             Exact Corporate Name

ATTEST:

__________________________________           ___________________________________
by its         Secretary                     by its                President


(10) IF SUCH AMENDMENT BE BY THE INCORPORATORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:
(a)  No shares of the corporation have been allotted.
(b) The corporation has not begun or transacted any business or incurred any indebtedness except such business or indebtedness as shall have been incidental to its organization or to the obtaining of subscriptions or payment for its shares; and
(c)  No subscriptions have been taken and no shares have been subscribed for; OR
                                                                              --
Subscriptions have been taken and _______ shares subscribed for, and the subscribers for at least two/thirds of such number of shares have signed and filed with the Incorporators-Secretary of the corporation their written consent to the amendment. As provided for in 18 O.S. 1971, (S) 1.152.

(Majority of Incorporators must sign)
                                                      __________________________

                                                      __________________________

                                                      __________________________
(Notarial Seal)

                                                      __________________________
                                                      NOTARY PUBLIC

My Commission expires ______________________ .

(11) IF SUCH AMENDMENT BE BY THE BOARD OF DIRECTORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:
(a)  The general nature of the amendment is to change the name of California
                                            --------------------------------
Heat Pump Company to CHP Corporation.
--------------------------------------------------------------------------------
(b) As provided for in 18 O.S. 1971, (S) 1.162, a resolution of amendment was adopted at a meeting duly called on the 11/th/ day of June, 1984.

(Majority of Directors must sign)                     __________________________
                                                      Jack E. Golsen
(Corporate Seal)
                                                      __________________________
                                                      David R. Goss

                                                      __________________________
                                                      Barry H. Golsen

Subscribed and Sworn to before me this 12th day of June, 1984.

(Notarial Seal)                                       __________________________
                                                      NOTARY PUBLIC

My Commission expires July 30, 1987.

                              FILE IN DUPLICATE                        FEE $5.00

                          CORPORATE TRADE NAME REPORT

                          TITLE 18, O.S. 1971 (S) 1.11


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned corporation hereby submits the following report of the adoption of a trade name used in connection with its business in the State of Oklahoma.

1.   The name of the corporation is:  California Heat Pump Company
                                      ----------------------------

2.   The corporation was incorporated under the laws of the State of: Oklahoma
                                                                      --------

3.   The name and address of its registered agent in the State of Oklahoma is:
     Irwin H. Steinhorn, 16 S. Pennsylvania, Oklahoma City, OK 73107
     ---------------------------------------------------------------

4.   It is doing business in Oklahoma under the following trade name:  Aqua-
                                                                       ----
     Matic Co.
     ---------

5. The kind of business being transacted under such name may be briefly described as follows:

          The manufacture, distribution and sale of water source heat pump units.

6. The corporation is carrying on such business under such name at the following address(es) within the State of Oklahoma:

          Street Address                 City or Town
          --------------                 ------------

          4051 N.W. 3/rd/                Oklahoma City, OK
     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________


     IN WITNESS WHEREOF, the corporation has caused this report to be executed this 17 day of May, 1984.


                                               California Heat Pump Company
                                               ---------------------------------
CORPORATE SEAL                                         (Corporate Name)
      OR
NOTARIZATION
                                               By: _____________________________
                                                    Vice President

ATTEST:


__________________________
Secretary

                        OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA



                                    AMENDED
                          CERTIFICATE OF INCORPORATION


To all to Whom these Presents shall Come, Greetings:

     WHEREAS, Articles of Incorporation duly signed and verified of

                                CHP CORPORATION
--------------------------------------------------------------------------------

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                           Filed in the City of Oklahoma City
                                           this 15th day of June, A.D. 1984.

                                           _____________________________________
                                           Secretary of State


                                           By: _________________________________

                            OKLAHOMA TAX COMMISSION
                               STATE OF OKLAHOMA
                               2501 Lincoln Blvd.
                       Oklahoma City, Oklahoma 731940006

ODIE A. NANCE, Chairman
ROBERT L. WADLEY, Vice-Chairman                             FRANCHISE DIVISION
J. L. MERRILL, Sec'y-Member



                                  June 6, 1984



Jeannette B. Edmondson, Secretary of State
Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105

Re:  CALIFORNIA HEAT PUMP COMPANY
Qualified:     11/15/79

Dear Mrs. Edmondson:

Our records indicate the referenced entity has complied with the Franchise Tax Law and is licensed for the current fiscal year ending June 30, 1984.

                                    Very truly yours,

                                    OKLAHOMA TAX COMMISSION


                                    A. H. Stoabs, Director
                                    Franchise Tax Division

AHS:jh

FEE:  $10.00

FILE IN DUPLICATE

PRINT CLEARLY
                          CORPORATE TRADE NAME REPORT
SOS CORP. KEY:
DB 342638
---------


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned corporation hereby submits the following report of the adoption of the trade name used in connection with its business in the State of Oklahoma pursuant to 18 O.S. 1981, (S) 1.11a.

1.   The name of the corporation is: CHP Corporation
                                     -------------------------------------------

2.   The corporation was incorporated under the laws of the State of:  Oklahoma
                                                                       --------

3. The name of the registered agent and the address of the registered office in the State of Oklahoma is:

     Irwin H. Steinhorn       16 S. Pennsylvania            Oklahoma City
     ---------------------------------------------------------------------------
     NAME                      STREET ADDRESS                    CITY

     Oklahoma                     73107
     ---------------------------------------------------------------------------
     COUNTY                     ZIP CODE

4.   It is doing business in Oklahoma under the following trade name:
     California Heat Pump Co.
     ------------------------

5. The kind of business being transacted under such name may be briefly described as follows:

          Manufacture, distribution and sale of water source heat pump units, fan coil units, and related air conditioning components.

6. The corporation is carrying on such business under such name at the following address(es) within the State of Oklahoma:

          Street Address                 City or Town
          --------------                 ------------

          4051 N.W. Third Street         Oklahoma City, OK 73107
     ---------------------------------------------------------------------------

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

                                             CHP CORPORATION
                                             -----------------------------------
(CORPORATE SEAL)                                  (EXACT CORPORATE NAME)


                                             ___________________________________
                                             By its               Vice President
ATTEST:

_______________________________
By its               Secretary

The foregoing instrument was acknowledged before me this 4th day of February, 1986, by David R. Goss, Vice President
         -----------------------------


                                             ___________________________________
                                             (NOTARY PUBLIC)

My Commission expires: ________
(NOTARY SEAL)

FEE $25.00

                                     CHANGE
                                       OF
                                REGISTERED AGENT
                                      AND
                                  LOCATION OF
                               REGISTERED OFFICE
                                       OF
                                CHP CORPORATION
                            AN OKLAHOMA CORPORATION


TO:  THE OKLAHOMA SECRETARY OF STATE
     101 State Capitol
     Oklahoma City, OK 73105

     CHP Corporation, an Oklahoma corporation (the "Corporation"), for the purpose of changing its registered agent and registered office pursuant to
Section 1023 of the Oklahoma General Corporation Act, hereby certifies:

1.   That the location of the registered office of the Corporation is:

     16 South Pennsylvania Avenue      Oklahoma City       Oklahoma        73107
     ---------------------------------------------------------------------------
     Street Name                         City               County      Zip Code

2. That the name of the registered agent at such address upon whom process against the Corporation may be served is:

     David M. Shear
     ---------------------------------------------------------------------------

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President and attested by its Asst. Secretary, this 26th day of September, 1995.

CHP CORPORATION


                                                  Tony M. Shelby
____________________________                      ------------------------------
by            Vice President                      (Please print name)

ATTEST:


                                                  David M. Shear
____________________________                      ------------------------------
by           Asst. Secretary                      (Please print name)

                            OKLAHOMA TAX COMMISSION
                               STATE OF OKLAHOMA
                               2501 Lincoln Blvd.
                       Oklahoma City, Oklahoma 731940006

ROBERT E. ANDERSON, Chairman                                BUSINESS TAX
ROBERT V. CULLISON, Vice-Chairman                             DIVISION
DON KILPATRICK, Sec'y-Member                                REGISTRATION SECTION
                                                             (405) 521-3161
                                                            FEI:  731094496



                                 BOA                        10/19/95


SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK. 73105


RE:  CHP CORPORATION


QUALIFICATION DATE:  11/15/79

DEAR SECRETARY:

THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1996 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.

NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.

THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.


SINCERELY,

OKLAHOMA TAX COMMISSION

BUSINESS TAX DIVISION

REGISTRATION SECTION